UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                     January 17, 2017

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State of jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Corporate Controller and Principal Accounting Officer
On January 17, 2017, Actuant Corporation (the “Company”) announced the appointment of Robert A. Wrocklage as its new Corporate Controller and Principal Accounting Officer. Mr. Wrocklage will replace Matthew P. Pauli who has been promoted to a finance leadership role within the Company’s Engineered Solutions segment after serving as the Company’s Corporate Controller and Principal Accounting Officer for the last six years. Mr. Wrocklage is 38 years old and joined the Company in November 2008. During his tenure with the Company, Mr. Wrocklage has served in several finance leadership roles, including as Internal Audit Leader and Regional Finance Leader - Enerpac Americas. Prior to joining the Company, Mr. Wrocklage worked at Deloitte & Touche LLP for seven years in various public accounting positions, including his last position as Senior Audit Manager.
2017 Omnibus Incentive Plan
On January 17, 2017, the shareholders of the Company approved the Actuant Corporation 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”) at the Company’s annual meeting of shareholders. The 2017 Omnibus Plan was previously approved by the Company’s Board of Directors on October 18, 2016, subject to shareholder approval. The summary of the 2017 Omnibus Plan set forth in this Item 5.02 is qualified in its entirety by reference to the 2017 Omnibus Plan, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Purpose of the 2017 Omnibus Plan. The purpose of the 2017 Omnibus Plan is to provide our key employees (including officers), the key employees of our subsidiaries and affiliates and our directors with the opportunity to acquire shares of our common stock or to receive stock-based compensation based on our long-term economic performance.
Administration. The 2017 Omnibus Plan will be administered by the Compensation Committee of our Board of Directors (the “Committee”). The 2017 Omnibus Plan gives the Committee discretion to make awards under the 2017 Omnibus Plan, to determine the type, size and the terms of awards, to determine the criteria for vesting and exercisability, to establish rules for the administration of the 2017 Omnibus Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2017 Omnibus Plan.
The Committee may, to the extent permitted by applicable law, delegate to one or more committees of the Board or to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2017 Omnibus Plan and to determine the amount and types of awards granted to individuals who are so selected. The Committee may also authorize further delegation by such committees to executive officers of the Company, to the extent permitted by Wisconsin law. Determinations regarding the timing, pricing, amount and terms of any award to a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be made by the Committee. No delegation may be made that would cause awards or other transactions under the 2017 Omnibus Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an award intended to qualify for favorable treatment under Section 162(m) of the Internal Revenue Code not to qualify for, or to cease to qualify for, such favorable treatment. The Committee may revoke, limit or amend the terms of a delegation at any time, but any such revocation, limitation or amendment will not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the 2017 Omnibus Plan.
The Board of Directors or another committee thereof may also exercise the authority granted to the Committee.  To the extent an action of the Board of Directors conflicts with action taken by the Committee, the action of the Board of Directors will control.  Throughout this Current Report on Form 8‑K, references to the power of the Committee to make a determination or establish terms of an award under the 2017 Omnibus Plan also refer to powers that may be exercised by the Board of Directors, in its discretion.

Eligibility. All employees and officers of the Company and its subsidiaries and affiliates, together with our directors, are eligible to participate in the 2017 Omnibus Plan. This group of eligible employees currently includes seven non-employee directors and approximately 400 other employees (including executive officers). The number of eligible employees is expected to increase over time based upon the future growth and needs of the Company.
Shares Available for Awards. Four million three hundred twenty five thousand (4,325,000) shares of common stock, plus the number of shares of our common stock subject to awards outstanding under our preexisting stock plans that become available for future grant under the 2017 Omnibus Plan as described below because they are forfeited or cancelled, will be reserved for awards under the plan. Upon a grant of awards of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of our common stock, the number of shares available for issuance under the 2017 Omnibus Plan will be reduced by 2.15 times the number of shares subject to such awards. Shares delivered under the 2017 Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by the Company.
Shares reserved for awards under the 2017 Omnibus Plan or our preexisting stock plans that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the 2017 Omnibus Plan, with shares underlying awards of restricted stock, restricted stock units or other similar awards (whether performance-based or time-vested) or unrestricted grants of shares of our common stock added back to the plan by 2.15 times the number of shares subject to such awards. Subject to the terms of Section 409A of the Internal Revenue Code, substitute awards may be granted under the 2017 Omnibus Plan in substitution for stock and stock-based awards held by employees or other service providers of an acquired company in a merger, acquisition or consolidation. Substitute awards will not count against the share limit under the 2017 Omnibus Plan.
In the event a corporation acquired by (or combined with) the Company or any of its subsidiaries has shares available under a preexisting plan approved by the stockholders of such acquired (or combined) corporation and not adopted in contemplation of the acquisition or combination, the shares available for grant pursuant to the terms of such a preexisting plan may be used for awards under the 2017 Omnibus Plan and will not reduce the shares of common stock authorized for grant under the 2017 Omnibus Plan. The number of shares available for awards under such a preexisting plan will be adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in the acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to the acquisition or combination. Awards made by the Company using shares available under such a preexisting plan will not be made after the date awards or grants could have been made under the terms of the preexisting plan if the acquisition or combination had not occurred, and will only be made to individuals who were not employees or directors of the Company or any of its subsidiaries prior to the acquisition or combination. Shares made available for awards due to such an acquisition or combination will not increase the amount of shares available for awards of incentive stock options unless the additional share limit is approved by the shareholders of the Company.
Individual Limits. In any calendar year, an eligible employee or director may receive, under the 2017 Omnibus Plan, stock options or stock appreciation rights with respect to no more than 1,000,000 shares of our common stock. In addition, in any calendar year, an eligible employee or director may receive restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (whether performance-based or time-vested) with respect to no more than 500,000 shares of our common stock. Notwithstanding the foregoing, for an eligible outside director, the aggregate grant date fair value of awards granted to such an individual under the 2017 Omnibus Plan during any calendar year, along with any regular cash retainer or meeting fees paid to such individual during the calendar year, shall not exceed $700,000. In the event an individual employee becomes an outside director (or vice versa) during a calendar year, the limit set forth in the immediately preceding sentence shall not apply to awards granted to such an individual in the individual’s capacity as an employee.
Adjustments. The aggregate number of shares under the 2017 Omnibus Plan, the type of shares as to which awards may be granted, the exercise price of and number and type of shares covered by each outstanding award and the performance standards applicable to awards are subject to adjustment in the event of a stock dividend, extraordinary distribution, recapitalization or certain other corporate transactions. The Committee also has the authority to substitute or exchange any or all outstanding awards or to make a cash payment in respect of such awards in the case of certain corporate transactions.
Types of Awards. The 2017 Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:
Stock Options. Stock options granted under the 2017 Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options; provided, that if a stock option other than an incentive stock option has an expiration date within 3 days of a Company “black-out period,” the expiration date of such stock option shall be extended for a period of 30 days following the end of the “black-out period” or such longer period as permitted by the Committee. The 2017 Omnibus Plan prohibits the repricing of outstanding stock options. Grantees will not be entitled to receive any dividends or other distributions paid with respect to a stock option. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. The base price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years. Except as otherwise provided by the Committee, stock appreciation rights will only be settled in shares of our common stock. Grantees will not be entitled to receive any dividends or other distributions paid with respect to a stock appreciation right. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.
Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the Committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited. Restricted stock awards in excess of 5% of the number of shares available for awards under the 2017 Omnibus Plan that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become vested earlier than one year from the date of grant.
During the restricted period, the holder of restricted stock has the right to vote the shares of restricted stock but will not have the right to receive dividends with respect to such shares, unless, in each case, otherwise provided for by the Committee.
Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the Committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit will be forfeited. The Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividend equivalents on the underlying common stock. Awards of restricted stock units in excess of 5% of the number of shares available for awards under the 2017 Omnibus Plan that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become vested earlier than one year from the date of grant.
Other Equity-Based Awards. The 2017 Omnibus Plan also authorizes the Committee to grant other types of equity-based compensation, including deferred stock units, unrestricted shares, and other awards that are convertible into our common stock. For example, the Committee may grant awards that are based on the achievement of performance goals (described below). Other such awards in excess of 5% of the number of shares available for awards under the 2017 Omnibus Plan that are conditioned upon a participant’s continued employment with the Company or one of its affiliates will not become vested earlier than one year from the date of grant.
Vesting and Performance Objectives. Awards under the 2017 Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The Committee also has authority to provide for accelerated vesting upon occurrence of certain events.
Performance goals selected by the Committee as vesting conditions may be based on any one of the following performance goals or combination thereof (or an equivalent metric): achieving a target level of Company net sales; achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per share); achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, one of our affiliates, or a business unit; achieving a target return on the Company’s (or one of our affiliate’s) sales, revenues, capital, assets, or shareholders’ equity; maintaining or achieving a target level of appreciation in the price of shares of our common stock; achieving a target market share for the Company (or an affiliate); achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period; achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period; achieving specified reductions in costs or targeted levels in costs; achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; achieving a level of cash flow or working capital; introducing one or more products into one or more new markets; acquiring a prescribed number of new customers in a line of business; achieving a prescribed level of productivity within a business unit; completing specified projects within or below the applicable budget; completing acquisitions of other businesses or integrating acquired businesses; and expanding into other markets. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in relative terms (including without limitation by the passage of time and/or against another company or companies), (C) on a per-share basis, (D) against the performance of the Company as a whole or a segment of the Company, (E) on a pre-tax or after-tax basis, and/or (F) on a GAAP or non-GAAP basis.
If so specified in the award agreement, performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes, and other special charges such as restructuring expenses, acquisitions and divestitures and related expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases, strategic loan loss provisions and other unusual, non-recurring items of gain or loss that are separately identified and quantified in the Company’s audited financial statements. Notwithstanding the preceding sentence, unless the Committee determines otherwise prior to the end of the applicable time for establishing performance objectives for an award, to the extent any such item affects any performance criteria applicable to an award, such item will be automatically excluded or included in determining the extent to which the performance objective has been achieved, whichever will produce the higher award (subject to the exercise of “negative discretion” by the Committee).
The Committee may, in its discretion, also grant awards based on performance objectives other than those described above. If the Committee grants these awards, they will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code unless and until such performance objectives are approved by our shareholders.
Nontransferability. In general, awards under the 2017 Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members or one or more partnerships of which family members are the only partners.
Change in Control. The Committee will determine the treatment of outstanding awards granted under the 2017 Omnibus Plan in connection with any transaction or transactions resulting in a change in control.
Withholding. We are authorized to withhold from any award granted and any payment relating to any award under the 2017 Omnibus Plan any applicable taxes. In the discretion of the Committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.
Amendment and Termination. Our Board may amend or terminate the 2017 Omnibus Plan at any time. No amendment that increases the total number of shares of common stock that may be granted under the 2017 Omnibus Plan, increases the maximum number of shares of common stock that may be issued to any individual participant, or amends the 2017 Omnibus Plan provision that prohibits repricing of options or stock appreciation rights without shareholder approval will be effective unless it is approved by our shareholders. Without the consent of an affected participant, no action may adversely affect in a material manner any right of such participant under any previously granted award.
Effective Date and Duration. The 2017 Omnibus Plan’s effective date is October 18, 2016. Unless it is terminated sooner, no awards will be granted under the 2017 Omnibus Plan more than 10 years after the 2017 Omnibus Plan’s effective date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

 The Annual Meeting of the Shareholders (the “Annual Meeting”) of Actuant Corporation (the “Company”) was held January 17, 2017.  At the annual meeting, shareholders elected the following directors, to serve until the Company’s next annual meeting and until their successors are elected and qualified:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Randal W. Baker	54,072,635	785,120	1,666,425
Gurminder S. Bedi	54,048,566	809,189	1,666,425
Danny L. Cunningham	54,156,118	701,637	1,666,425
E. James Ferland	48,364,372	6,493,383	1,666,425
R. Alan Hunter, Jr.	48,360,056	6,497,699	1,666,425
Robert A. Peterson	54,384,699	473,056	1,666,425
Holly A. Van Deursen	54,447,349	410,406	1,666,425
Dennis K. Williams	46,009,269	8,848,486	1,666,425

The following reflects voting for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted in Favor of	Shares Voted Against	Abstentions	Broker Non-Votes
Advisory vote on the compensation of the Company’s Named Executive Officers	53,613,699	1,080,902	163,154	1,666,425
Approval of the Company's 2017 Omnibus Incentive Plan	51,179,566	3,586,943	91,246	1,666,425
Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditor	44,934,312	11,498,696	91,172	—

Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1
Actuant Corporation 2017 Omnibus Incentive Plan (filed as Exhibit A to the definitive proxy statement dated December 5, 2016 relating to the Company’s annual meeting of shareholders held on January 17, 2017 and incorporated herein by reference).

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: January 20, 2017	By:	/s/ Rick T. Dillon
Rick T. Dillon
Executive Vice President and
Chief Financial Officer